UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 6, 2013

Commission File Number:  001-15757

ImageWare Systems, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2013, ImageWare Systems, Inc. (the "Company") entered into Employment Agreements with Messrs. Wayne Wetherell, Charles AuBuchon and David Harding (together, the "Executives"), the Company's Senior Vice President, Chief Financial Officer and Corporate Secretary, Vice President - Business Development, and Vice President and Chief Technology Officer, respectively (the "Agreements"), which Agreements terminate on December 31, 2013. Under the terms of the Agreements, Messrs. Wetherell, AuBuchon and Harding are to be paid bi-monthly payments of $8,638.86, $6,875.00 and $9,375.00, respectively. In the event of a Change in Control, as such term is defined in the Agreements, or in the event of a termination without cause, the Executives are entitled to, among other payments and benefits, severance equal to six month's salary. Copies of the Agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Disclaimer.

The foregoing description of the Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   March 7, 2013
By:	/s/ Wayne Wetherell

Name: Wayne Wetherell
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Wetherell Employment Agreement
EX-10.2	AuBuchon Employment Agreement
EX-10.3	Harding Employment Agreement